Exhibit 10.11
AMENDMENT TO AND EXTENSION OF
OFFICE BUILDING LEASE
     This Amendment to and Extension of Office Building Lease (the “Amendment”) is entered into the 20th day of October, 2005 between Sorrento West Properties, Inc. (“Landlord”) and Oceanic Exploration Company (“Tenant”).
WITNESSETH:
WHEREAS Landlord and Tenant entered into that certain Office Building Lease dated September 1, 2000 (the “Lease”); and
WHEREAS Landlord and Tenant now desire to amend and extend the term of the Lease;
NOW THEREFORE in consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	The following language shall be added to Section 1.03 Term:

Landlord and Tenant agree that the Term of the Lease shall be extended for a three (3) year period (the “Extended Term”), commencing November 1, 2005. The Termination Date of the Lease shall be redefined as October 31, 2008.

2.	The following language shall be added to Section 1.05 Minimum Rent:

Minimum Rent for Extended Term. Tenant agrees to pay Minimum Rent for the Extended Term at the rate of $16.00 per square foot payable in monthly installments of $6,653.33 without notice or demand on the first day of each successive month during the Extended Term.

At the beginning of the second and third years of the Extended Term of the Lease the Minimum Rent will increase based on the increase in the Consumer Price Index — All Urban Consumers (CPI-U), All Items. The increase shall be based on the increase (if any) from the month the Extended Term of the Lease begins to the beginning date of the twelfth (12th) month and twenty-fourth (24th) month period, as applicable, but not to exceed five percent (5%). In no event will the Minimum Rent be decreased.
     All provisions of the Lease not expressly modified herein shall remain unchanged and in full force and effect. In the event of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall be deemed controlling.

This Amendment and Extension of Office Building Lease is entered into on the day first written above.

TENANT:		LANDLORD:

Oceanic Exploration Company		Sorrento West Properties, Inc.

By:	/s/ Janet A. Holle	By:	/s/ Charles N. Haas

	Janet A. Holle		Charles N. Haas
	Vice President		Vice President